IQST – iQSTEL Announces $83 Million YTD Revenue Besting Forecasted Rate

NEW YORK, September 6th, 2023 -- iQSTEL Inc. (OTC-QX: IQST) today announced achieving over $13 million in revenue in both the months of July and August based on unaudited accounting. After reporting $57.5 million in revenue for the first six months of the year, iQSTEL’s year-to-date (YTD) revenue through the end of August is over $83 million based on unaudited accounting. The $13 million monthly revenue rate puts iQSTEL on pace to reach over $130 million in annual revenue beating the company’s $120 million annual revenue forecast.

“We are pleased to report our ahead of pace year-to-date revenue results,” said Leandro Iglesias, iQSTEL CEO. “We are considering an increase to our $120 million annual revenue forecast. I am also pleased to report our plans to increase our core telecommunications operating income are also on track. iQSTEL’s SwissLink 2.0 operation is currently showing a positive operating income trend and we anticipate our skyrocketing QGlobal SMS business to show a positive operating income for Q3. We continue on plan to expand iQSTEL’s new operations enhancing our telecom business further increasing revenues with higher margins. For example, we recently launched our AI-Enhanced Metaverse App V1.2 and announced the potential of soon engaging our first two AI-Enhanced Metaverse clients, a substantial retail company, and a global bank.”

About IQSTEL:

iQSTEL Inc. (OTC-QX: IQST) (www.iQSTEL.com) is a US-based, multinational publicly listed company preparing for a Nasdaq up-listing with an FY2023 $120 million revenue forecast. iQSTEL's mission is to serve basic human needs in today's modern world by making the necessary tools accessible regardless of race, ethnicity, religion, socioeconomic status, or identity.  iQSTEL recognizes that in today's modern world, the pursuit of the human hierarchy of needs (physiological, safety, relationship, esteem and self-actualization) is marginalized without access to ubiquitous communications, the freedom of virtual banking, clean affordable mobility and information and content. iQSTEL has 4 Business Divisions delivering accessibly to the necessary tools in today's pursuit of basic human needs: Telecommunications, Fintech, Electric Vehicles and Metaverse.

  The Enhanced Telecommunications Services Division (Communications) includes VoIP, SMS, International Fiber-Optic, Proprietary Internet of Things (IoT), and a Proprietary Mobile Portability Blockchain Platform.
  The Fintech Division (Financial Freedom) includes remittances services, top up services, Master Card Debit Card, a US Bank Account (No SSN required), and a Mobile App.
  The Electric Vehicles (EV) Division (Mobility) offers Electric Motorcycles and plans to launch a Mid Speed Cars.
  The Artificial Intelligence (AI)-Enhanced Metaverse Division (information and content) includes an enriched and immersive white label proprietary AI-Enhanced Metaverse platform to access products, services, content, entertainment, information, customer support, and more in a virtual 3D interface.

The company continues to grow and expand its suite of products and services both organically and through mergers and acquisitions.  iQSTEL has completed 10 acquisitions since June 2018 and continues to develop an active pipeline of potential future acquisitions.

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, or any other information relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates, and projections about our business based partly on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may and are likely to differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release, and iQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release. This press release does not constitute a public offer of any securities for sale. Any securities offered privately will not be or have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

iQSTEL Inc.
IR US Phone: 646-740-0907
IR Email: investors@iqstel.com

Contact Details
iQSTEL Inc.
+1 646-740-0907
investors@iqstel.com

Company Website

www.iqstel.com

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